                                                                    EXHIBIT 10.5

                             SUB-SUBLEASE AGREEMENT

  This Sub-sublease Agreement ("Sub-sublease") is made effective as of the ___ day of July, 2000, (the "Effective Date") by and between GW Com, Inc., a Delaware corporation ("Sub-sublessor"), and Align Technology, Inc., a Delaware corporation ("Sub-sublessee"). Sub-sublessor agrees to Sub-sublease to Sub-sublessee, and Sub-sublessee agrees to Sub-sublease from Sub-sublessor, those certain premises situated in the City of Santa Clara, County of Santa Clara, State of California, consisting of approximately 15,704 rentable square feet of space located in the building (the "Building") known as 851 Martin Avenue, Santa Clara, California, more particularly set forth on Exhibit "A" hereto (the "Sub-subleased Premises").

                                   ARTICLE 1

                  MASTER LEASE, SUBLEASE AND OTHER AGREEMENTS

     1.1  Subordinate to Master Lease. Except as specifically set forth herein,
          ---------------------------
this Sub-sublease is subject and subordinate to all of the terms and conditions of the Sublease (the "Master Sublease") dated April 17, 2000, between Golf Pro International, Inc., ("Master Sublessor") and Sub-sublessor as "Sublessee" and the lease dated October 4, 1999 ("Master Lease") between James S. Lindsey a "Lessor" ("Master Lessor"), and Master Sublessor, as the "Lessee". Sub-sublessee hereby assumes and agrees to perform the obligations of Sublessee under the Master Sublease and the Master Lease as more particularly set forth herein, except as specifically stated to the contrary herein. Unless otherwise defined, all capitalized terms used herein shall have the same meanings as given them in the Master Sublease. A copy of the Master Sublease is attached hereto as Exhibit "B1" and incorporated herein by this reference. A copy of the Master Lease is attached hereto as Exhibit "B2" and incorporated herein by this reference. Sub-sublessee shall not commit or permit to be committed any act or omission which would violate any term or condition of the Master Sublease or the Master Lease, as incorporated herein. Sub-sublessee shall neither do nor permit anything to be done which would cause the Master Sublease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Master Sublessor under the Master Sublease, and Sub-sublessee shall indemnify and hold Sub-sublessor harmless from and against all liability, judgments, costs, demands, claims, and damages of any kind whatsoever (including, without limitation, attorneys' fees and court costs) by reason of any failure on the part of Sub-sublessee to perform any of the obligations of Sublessee under the Master Sublease which Sub-sublessee has become obligated hereunder to perform. In the event of the termination of Sub-sublessor's interest as Sublessee under the Master Sublease for any reason, then this Sub-sublease shall terminate automatically upon such termination without any liability of Master Lessor or Master Sublessor to Sub-sublessee and other than for Sub-sublessor's breach, such termination shall be without any liability of Sub-sublessor to Sub-sublessee. Sub-sublessee represents and warrants to Sub-sublessor that it has read and is familiar with the Master Sublease and the Master Lease. Notwithstanding any other provision in this Sub-sublease, in the event the Master Sublease is canceled or terminated for any reason, or involuntarily surrendered by operation of law before the expiration date of this Sub-sublease, Sub-sublessee agrees, at the sole option of the Master Sublessor, to attorn to the Master Sublessor for the balance of the term of this Sub-sublease and on the then executory terms of this Sub-sublease. That attornment will be evidenced by an agreement in form and substance reasonable satisfactory to the Master Sublessor. Sub-sublessee agrees to execute and deliver such an agreement at any time within ten (10) business days after request by the Master Sublessor. Sub-sublessee waives the provisions of any law now or later in effect that may provide Sub-sublessee any right to terminate this Sub-sublease or to surrender possession of the Sub-subleased Premises in the event any proceeding is brought by the Master Sublessor to terminate the Master Sublease. Sub-sublessor will use reasonable efforts to cause Master Lessor and/or Master Sublessor to fulfill their obligations under the Master Lease and Master Sublease, respectively, as they pertain to the Sub-subleased Premises.

     1.2  Applicable Provisions. All of the terms and conditions contained in
          ---------------------
the Master Sublease as they may apply to the Sub-subleased Premises, except those directly contradicted by the terms and conditions contained in this document, and specifically except for Sections 1, 2, 3, 4, 5, 6.1, 6.2, 7, 9, 22, 23 and 25 of the Master Sublease are incorporated herein and shall be terms and conditions of this Sub-sublease (with each reference therein to "Sublessor" or "Sublessee", and "Sublease" to be deemed to refer to Sub-sublessor, Sub-sublessee, and Sub-sublease, respectively, as appropriate). With respect to the following provisions of the Master Lease that are incorporated herein, the reference to Lessor shall mean Master Lessor only 8.2(b), 8.3(a), 8.3(b), 9.2, 9.3, 9.5, 10.1 and 57, and the following additional sections of the Master Lease beyond those set forth or qualified in Paragraph 10 of the Master Sublease are not incorporated herein 1, 2.1, 2.2,.2.3, 2.5, 2.6 as to the number of parking spaces, 3, 7.3(a), (b), 10,
11, 15.1, 37, 50, 56, 58, 59, and along with all of the following terms and conditions set forth in this document, shall constitute the complete terms and conditions of this Sub-sublease. Sub-sublessee's share of Common Area expenses shall be 9.967% of expenses attributable to the entire Project, 15.446% of expenses attributable to the Building, and 31.40% of the expenses attributable to the common expenses of the Sublease Premises.

     1.3 Sub-sublessor shall have no liability to Sub-sublessee or any other person for damage of any nature whatsoever as a result of the failure of Master Sublessor or Master Lessor to perform said obligations except for Master Sublessor's termination of the Sub-sublessor's interest as Sublessee under the Master Sublease in the event of Sub-sublessor's breach of the Master Sublease, and Sub-sublessee shall indemnify and hold Sub-sublessor harmless from any and all claims and liability whatsoever for any such damage including, without limitation, all costs and attorneys' fees incurred in defending against same.

                                  ARTICLE 2

                                    TERM

     2.1  Term.  The term of this Sub-sublease shall commence on the earlier of:
          ----
(i) the date Sub-sublessor completes the demising wall and associated improvements as set forth on Exhibit C hereto; or (ii) the date Sub-sublessee commences to operate its business on the Sub-subleased Premises. This shall be referred to as the "Commencement Date." The term of this Sub-sublease shall end on August 14, 2002, unless sooner terminated pursuant to any provision of the Master Sublease or Master Lease applicable to the Sub-subleased Premises (the "Expiration Date"). Sublessor shall have no obligation to Sub-sublessee to exercise any of its options to extend under the Master Sublease or Master Lease.

     2.2  Option to Extend.  Sub-sublessee shall have no option to extend this
          ----------------
Sub-sublease.

     2.3  Sub-sublessor's Inability to Deliver Sub-subleased Premises. In the
          -----------------------------------------------------------
event Sub-sublessor is unable to deliver possession of the Sub-subleased Premises on or before the Commencement Date, Sub-sublessor shall not be liable for any damage caused thereby, nor shall his Sub-sublease be void or voidable, but Sub-sublessee shall not be liable for Rent until such time as Sub-sublessor offers to deliver possession of the Sub-subleased Premises to Sub-sublessee, but the term hereof shall not be extended by such delay. Notwithstanding the foregoing, if the Sub-subleased Premises are not delivered to Sub-sublessee in a broom-clean condition on or before August 15, 2000, Sub-sublessee, at its election and without waiving any other rights it may have, may terminate this Sub-sublease upon written notice to Sub-sublessor and Sub-sublessor shall return any payments made by Sub-sublessee to Sub-sublessor within the (10) days after such termination.

    2.4  Early Access.  Subject to Master Lessor's and Master Sublessor's
         ------------
approval, and after execution of the Sub-Sublease by both parties, Sub-sublessee may be permitted early access to the Sub-subleased Premises ("Early Access") prior to the Commencement Date for the purpose of Tenant Improvement construction (defined below). Such Early Access shall be subject to all of the provisions of this Sub-sublease, except that Sub-sublessee shall not be required to pay Rent.

                                   ARTICLE 3

                                      RENT

     3.1  Rent.  Sub-sublessee shall pay to Sub-sublessor each month during the
          ----
term of this Sub-sublease, rent in the amount of:

                         Rental Period               Monthly Rent
                         -------------               ------------

          Commencement Date through July 14, 2001      $64,386
          July 15,2001 through July 14,2002            $66,899

     First month's rent shall be paid on execution hereof and monthly rent is due and payable on or before the first of each month thereafter commencing on the first day of the first calendar month immediately after the Commencement Date. Rent for partial months at the commencement or termination of this Sub-sublease shall be prorated based on the number of days in such month. Rent shall be paid to the Sub-sublessor at its business address noted herein, or at any other place Sub-sublessor may from time to time designate by written notice mailed or delivered to Sub-sublessee.

    3.2   Additional Rent.
          ---------------

          (a) If Sub-sublessee shall procure any additional services from Master Sublessor or Master Lessor, Sub-sublessee shall make such payment to Sub-sublessor or Master Sublessor or Master Lessor, as Sub-sublessor shall direct. Also, Sub-sublessee shall pay its pro rata share, as defined in Paragraph 1.2 above, of any increases in Common Area expenses or common expenses over and above the base year of 2000 ("Base Year").

          (b) After Hours Charges.  Sub-sublessee shall pay to Sub-sublessor
              -------------------
within fifteen (15) days of receipt of notice from Sub-sublessor for any charges for extraordinary electrical or HVAC use ("After Hours Use"). Such After Hours Use shall be charged at a rate that is reasonably determined by Sub-sublessor. For the purposes of this Section 3.2, normal business hours shall be deemed to be 8 a.m. through 6 p.m., Monday through Friday, and 9 a.m. through 1 p.m. on Saturday, excepting locally recognized holidays. All other use shall be "After Hours Use".

          (c) Any rent or other sums payable by Sub-sublessee under this Article 3 shall constitute and be due as additional rent. Base Rent and additional rent shall herein be referred to as "Rent".

          (d) Notwithstanding Section 10 of the Master Sublease, all rent or other sums payable to Sub-sublessor hereunder shall be paid to Sub-sublessor, unless otherwise directed by Sub-sublessor.

                                  ARTICLE 4

                              SECURITY DEPOSIT

     4.1  Security Deposit.  Upon execution hereof, Sub-sublessee shall deposit
          ----------------
with Sub-sublessor the sum of one hundred eighty-eight thousand four hundred forty-eight dollars and 00/100 ($188,448.00) as and for a Security Deposit to secure Sub-sublessee's full and timely performance of all of its obligations hereunder. If Sub-sublessee fails to pay Rent or any other sums as and when due hereunder, or otherwise defaults with respect to any provision of this Sub-sublease, Sub-sublessor may (but shall not be obligated to) use, apply, or retain all or any portion of said deposit for payment of any sum for which Sub-sublessee is obligated or which will compensate Sub-sublessor for any loss or damage which Sub-sublessor may suffer thereby. Any such use, application, or retention shall not constitute a waiver by Sub-sublessor of its right to enforce its other remedies hereunder, at law, or in equity. If any portion of said deposit is so used, applied, or retained, Sub-sublessee shall, within 10 days after delivery of written demand from Sub-sublessor, restore said deposit to its original amount. Sub-sublessee's failure to do so shall constitute a material breach of this Sub-sublease, and in such event Sub-sublessor may elect, among or in addition to other remedies, to terminate this Sub-sublease. Sub-sublessor shall not be a trustee of such deposit, and shall not be required to keep this deposit separate from its accounts. Sub-sublessor alone shall be entitled to any interest or earnings thereon and Sub-sublessor shall have the free use of same. If Sub-sublessee fully and faithfully performs all of its obligations hereunder, then so much of the deposit as remains shall be returned to Sub-sublessee (without payment of interest or earnings thereon) within 30 days after the later of (i) expiration

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or sooner termination of the term hereof, or (ii) Sub-sublessee's surrender of possession of the Sub-subleased Premises to Sub-sublessor.

     4.2  Letter of Credit.  Within three (3) days of receipt of a facsimile
          ----------------
copy of an executed Master Lessor and Master Sublessor consent to this Sub-sublease, Sub-sublessee shall provide to Sub-sublessor an unconditional, irrevocable standby Letter of Credit in the amount of one hundred eighty-eight thousand four hundred forty-eight dollars and 00/100 ($188,448.00) in favor of Sub-sublessor and issued by a bank located in the Bay Area and reasonably acceptable to Sub-sublessor and for the term of one year and automatically renewed each year for the term of the Sub-sublease ("Letter of Credit"). The Letter of Credit shall secure all Sub-sublessee's performance of the terms and conditions of the Sub-sublease and is an additional security deposit subject to Paragraph 4.1 above. The Letter of Credit will automatically renew each year during the Sub-sublease term unless the beneficiary under the Letter of Credit is given at least thirty (30) days prior notice of a non-renewal by the issuing bank, and Sub-sublessor shall be able to draw on the Letter of Credit in the event of such notice.

                                  ARTICLE 5

                            CONDITION OF PREMISES

     5.1  Condition of the Sub-subleased Premises. Sub-sublessee acknowledges
          ---------------------------------------
that Sections 2.2 and 2.3 of the Master Lease are not incorporated herein and that as of the Commencement Date, the Sub-subleased Premises, and every part thereof, are in good condition and without need of repair, and Sub-sublessee accepts the Sub-subleased Premises "as is", Sub-sublessee having made all investigations and tests it has deemed necessary or desirable in order to establish to its own complete satisfaction the condition of the Sub-subleased Premises. Sub-sublessee accepts the Sub-subleased Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Sub-subleased Premises and any covenants or restrictions of record. Sub-sublessee acknowledges that neither Sub-sublessor, Master Sublessor nor Master Lessor have made any representation or warranties as to the condition of the Sub-subleased Premises or its present or future suitability for Sub-sublessee's purposes.

     5.2  Sub-sublessor Representation of Condition.  Sub-sublessor warrants
          -----------------------------------------
that at the Commencement Date the existing equipment and building systems, including, without limitation, the plumbing, electrical, and HVAC system shall be in good working order, that the carpets in the Sub-Subleased Premises have been steam cleaned, and that there are no damaged ceiling tiles. If a non-compliance with said warranty exists at the time of the Commencement Date, Sub-sublessor shall, except as otherwise provided in this Sublease, promptly, after receipt of written notice from Sub-sublessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Sub-sublessor's expense. If Sub-sublessee does not give Sub-sublessor written notice of a non-compliance with this warranty within thirty (30) days after the later of the Commencement Date or the date Sub-sublessor delivers possession to Sub-sublessee of the entire Sub-subleased Premises, correction of such non-compliance shall be the obligation of Sub-sublessee at Sub-sublessee's sole cost and expenses. Notwithstanding anything to the contrary in this paragraph or elsewhere in this Sub-sublease, Sub-sublessee shall have no obligation to perform any alteration, modification or improvement to the Sub-subleased Premises which is required by law and is of a structural or capital nature unless such alteration, modification or improvement is required due to either Sub-sublessee's: (i) particular use; or (ii) alterations to the Sub-subleased Premises by Sub-sublessee.

     5.3  Surrender.  Sub-sublessee shall keep the Sub-subleased Premises, and
          ---------
every part thereof in good order and repair. In addition to Sub-sublessee's requirements under the Master Sublease and Master Lease, Sub-sublessee shall surrender to Sub-subleased Premises in the same condition as received, ordinary wear and tear and damage due to casualty excepted.

                                  ARTICLE 6

                                  INSURANCE

     6.1  Sub-sublessee's Insurance.  With respect to the Lessee's insurance
          -------------------------
under the Master Lease, the same is to be provided by Sub-sublessee as described in the Master Lease, and such policies of insurance shall include as named insureds Master Sublessor, Master Lessor, Sub-sublessor and any lender as required by Master Lessor.

     6.2  Waiver of Subrogation.  With respect to the waiver of subrogation
          ---------------------
contained in Section 8.6 the Master Lease, such waiver shall be deemed to be modified to constitute an agreement by and among Master Sublessor, Master Lessor, Sub-sublessor and Sub-sublessee (and Master Sublessor's and Master Lessor's consent to this Sub-sublease shall be deemed to constitute their approval of this modification).

     6.3  Indemnity.  With respect to the indemnity contained in Section 8.7 of
          ---------
the Master Lease, Sub-sublessee shall indemnify Sub-sublessor, Master Sublessor and Master Lessor.

     6.4  Exemption of Sub-Sublessor's Liability. With respect to the exemption
          --------------------------------------
from liability contained in Section 8.8 of the Master Lease, such exception from liability shall apply to Sub-Sublessor as to Sub-Sublessee.

                                  ARTICLE 7

                   USE OF PREMISES; PARKING; IMPROVEMENTS

     7.1  Use of Premises.  Sub-sublessee shall use the Sub-subleased Premises
          ---------------
only for general office, administrative, light assembly, research and development, engineering, warehouse and other legal related uses.

     7.2  Alterations; Improvements.
          -------------------------

          (a) Except as set forth herein, Sub-sublessee shall not make any alterations, improvements, or modifications to the Sub-subleased Premises without the express prior written consent of Sub-sublessor, Master Sublessor and of Master Lessor, which consent by Sub-sublessor shall be given in its reasonable discretion. Sub-sublessor understands that Sub-sublessee intends to request consent to the addition of offices and a conference room to the Sub-subleased Premises and Sub-sublessor will reasonably consent to such request.

          (b) Sub-sublessor, at Sub-sublessor's sole cost, shall make the following improvements to the Sub-subleased Premises, subject to Master Sublessor's and Master Lessor's approval; (i) construct a demising wall pursuant to the site plan, which is attached hereto as Exhibit "C", and incorporated by reference herein; (ii) remove the wood fence on the Sub-subleased Premises;
(iii) landscape where the wood fence previously stood; and (iv) remove the back wall of the lobby in the Sub-subleased Premises to create an exit. Sub-sublessor warrants that the improvements constructed by Sub-sublessor pursuant to this Paragraph 7.2(b) shall be done in a first class workman-like manner with good materials and in accordance with the site plan or other plans and specifications, if applicable, and be in compliance with all applicable rules, regulations, ordinances, statutes, and laws.

          (c) On termination of this Sub-sublease, Sub-sublessee shall remove any or all improvements constructed by Sub-sublessee and to restore the Sub-subleased Premises (or any part thereof) to the same condition as of the Commencement Date of this Sub-sublease, reasonable wear and tear excepted or as otherwise instructed in writing by either Sub-sublessor or Master Lessor. Should Sub-sublessee fail to remove such improvements and restore the Sub-subleased Premises on termination of this Sub-sublease unless instructed otherwise in writing as set forth above, Sub-sublessor shall have the right to do so, and charge Sub-sublessee therefore, plus an administrative charge of ten percent (10%).

     7.3  Parking.  So long as Sub-sublessee is not in default and subject to
          -------
the rules and regulations imposed from time to time by Master Lessor or Sub-sublessor, Sub-sublessee shall have the right to the non-exclusive use of sixty-three (63) parking spaces in the common parking area, at no additional cost.

     7.4  Roof Rights.  Sub-sublessee shall have a non-exclusive right at no
          -----------
additional rent, to utilize roof space and Building conduits to maintain satellite dishes or antenna devise on the roof, at Sub-sublessee's expense, so long as such dishes and devise do not interfere with Sub-sublessor's equipment.

                                  ARTICLE 8

                    ASSIGNMENT, SUBLETTING & ENCUMBRANCE

     8.1  Consent Required.  Sub-sublessee shall not assign this Lease or any
          ----------------
interest therein nor shall Sub-sublessee sublet, license, encumber or permit the Sub-subleased Premises or any part thereof to be used or occupied by others, without Sub-sublessor's, Master Sublessor's and Master Lessor's prior written consent which as to Sub-sublessor shall not be unreasonably withheld. The consent by Sub-sublessor, Master Sublessor and Master Lessor to any assignment or subletting shall not waive the need for Sub-sublessee (and Sub-sublessee's assignee or subtenant) to obtain the consent of Sub-sublessor, Master Sublessor and Master Lessor to any different or further assignment or subletting. All the terms and conditions in the Master Lease and Master Sublease regarding assignments and subletting shall apply, and to the extent there is any Bonus Rents, (Rent paid by such Assignee or SubSub-sublessee in excess of Rent paid by Sub-sublessee hereunder) the Bonus Rent shall first be split per the Master Lease and Master Sublease and any Bonus Rent to go to Sub-sublessee shall be split 50/50 with Sub-sublessor to be paid to Sub-sublessor within five (5) days of receipt by Sub-sublessee.

     8.2  Form of Document.  Every assignment, agreement, or Sub Sub-sublease
          ----------------
shall (i) recite that it is and shall be subject and subordinate to the provisions of this Sub-sublease, that the assignee or subtenant assumes Sub-sublessee's obligation hereunder, that the termination of this Sub-sublease shall at Sub-sublessor's sole election, constitute a termination of every such assignment or subsub-sublease.

     8.3  No Release of Sub-sublessee.  Regardless of Sub-sublessor's consent,
          ---------------------------
no subletting or assignment shall release Sub-sublessee of Sub-sublessee's obligation or alter the primary liability of Sub-sublessee to pay the Rent and to perform all other obligations to be performed by Sub-sublessee hereunder.
The acceptance of Rent by Sub-sublessor from any other person shall not be deemed to be a waiver by Sub-sublessor of any provision hereof. In the event of default by any assignee, subtenant or any other successor of Sub-sublessee, in the performance of any of the terms hereof, Sub-sublessor may proceed directly against Sub-sublessee without the necessity of exhausting remedies against such assignee, subtenant or successor.

     8.4  Default.  An involuntary assignment shall constitute a default and
          -------
Sub-sublessor shall have the right to elect to terminate this Sub-sublease, in which case this Sub-sublease shall not be treated as an asset of Sub-sublessee.

     8.5  Recapture.  Notwithstanding the foregoing, in the event Sub-sublessee
          ---------
requests Sub-sublessor's consent to sublet or assign all or portion of this Sub-sublease, Sub-sublessor may in its sole discretion, elect to terminate this Sub-sublease within fifteen (15) days after receipt of Sub-sublessee's request by written notification to Sub-sublessee of such election, in which case the Sub-sublease shall terminate effective thirty (30) days following such election.

     8.6  Permitted Transfers.  Notwithstanding anything to the contrary in this
          -------------------
Sub-sublease, for the purposes of this Article 8, as to Sub-Sublessor's consent only, the terms "assignment" and "subletting" shall not be deemed to include (i) the trading of Sub-sublessee's stock on a nationally recognized exchange or pursuant to an initial public offering or (ii) any assignment or other transfer to an entity which controls, is controlled by or is under common control with Sub-sublessee of any successor to Sub-sublessee or which succeeds to substantially all of Sub-sublessee's assets and business by merger, consolidation, reorganization or purchase (hereinafter collectively referred to as "Corporate Transfers"). In addition, Sub-sublessor's right to terminate this Sub-sublease pursuant to Paragraph 8.5 shall not be exercisable with respect to Corporate Transfers. Sub-sublessee shall give Sub-sublessor written notice at least ten (10) days prior to the effective date of such Corporate Transfer and to the extent consent is required under the Sublease or Master Lease of Master Sublessor or Master Lessor, any Corporate Transfers will be subject to such consents. As used herein, the terms "controlled" or "controls" or "control" shall mean ownership of at least fifty-one percent (51%) of voting control of the relevant entity.

                                  ARTICLE 9

                                   DEFAULT

     9.1  Default Described.  The occurrence of any of the following shall
          -----------------
constitute a material breach of this Sub-sublease and a default by Sub-sublessee: (i) failure to pay Rent or any other amount within three (3) business days after due; (ii) all those items of default set forth in the Master Lease and Master Sublease which remain uncured after the cure period provided in the Master Lease and Master Sublease; or (iii) Sub-sublessee's failure to perform timely and subject to any cure periods any other material provision of this Sub-sublease or the Master Sublease or the Master Lease as incorporated herein.

     9.2  Sub-sublessor's Remedies.  Sub-sublessor shall have the remedies set
          ------------------------
forth in the Master Lease as if Sub-sublessor is Master Lessor and in the Master Sublease as if Sub-sublessor is the Sublessor. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law.

     9.3  All Sums Due and Payable as Rent.  Sub-sublessee shall also pay
          --------------------------------
without notice, or where notice is required under this Sub-sublease, immediately upon demand without any abatement, deduction, or setoff, as additional rent all sums, impositions, costs, expenses, and other payments which Sub-sublessee in any of the provisions of this Sub-sublease assumes or agrees to pay, and, in case of any nonpayment thereof, Sub-sublessor shall have, in addition to all other rights and remedies, all the rights and remedies provided for in this Sub-sublease or by 1aw in the case of nonpayment of rent.

     9.4  Sub-sublessor Default.  For purposes of this Sub-sublease, Sub-
          ---------------------
sublessor shall not be deemed in default hereunder unless and until Sub-sublessee shall first deliver to Sub-sublessor thirty (30) days' prior written notice, and Sub-sublessor shall fail to cure said default within said thirty
(30) day period, or in the event Sub-sublessor shall reasonably require in excess of thirty (30) days to cure said default, shall fail to commence said cure with said thirty (30) day period, and thereafter diligently to prosecute the same to completion.

     9.5  Notice of Event of Default under Master Sublease.  Sub-sublessor shall
          ------------------------------------------------
notify Sub-sublessee of any Event of Default under the Master Sublease, or of any other event of which Sub-sublessor has actual knowledge which will impair Sub-sublessee's ability to conduct its normal business at the Sub-subleased Premises, as soon as reasonably practicable following Sub-sublessor's receipt of notice from Master Sublessor or Master Lessor of an Event of Default or Sub-sublessor's actual knowledge of such impairment.

                                 ARTICLE 10

                CONSENT OF MASTER SUBLESSOR AND MASTER LESSOR

     10.1  Precondition. The Master Lease and Master Sublease requires that Sub-
           ------------
sublessor obtain the consent of Master Lessor and Master Sublessor to any subletting by Sub-sublessor. This Sub-sublease shall not be effective unless and until Master Lessor and Master Sublessor sign a consent to this subletting satisfactory to Sub-sublessor and Sub-sublessee. Sub-sublessor shall use its commercially reasonable efforts to obtain Master Lessor's and Master Sublessor's consent to this Sub-sublease.

                                 ARTICLE 11

                                MISCELLANEOUS

     11.1  Conflict with Master Sublease and Master Lease: Interpretation.  In
           --------------------------------------------------------------
the event of any conflict between the provisions of the Master Sublease and Master Lease and this Sub-sublease, the Master Sublease and Master Lease shall govern and control except to the extent directly contradicted by the terms of this Sub-sublease. No presumption shall apply in the interpretation or construction of this Sub-sublease as a result of Sub-sublessor having drafted the whole or any part hereof.

     11.2  Remedies Cumulative. The rights, privileges, elections, and remedies
           -------------------
of Sub-sublessor in this Sub-sublease, at law, and in equity are cumulative and not alternative.

     11.3  Waiver of Redemption.  Sub-sublessee hereby expressly waives any and
           --------------------
all rights of redemption to which it may be entitled by or under any present or future law in the event Sub-sublessor shall obtain a judgment for possession of the Premises.

     11.4  Holding Over. Sub-sublessee shall have no right to Holdover. If Sub-
           ------------
sublessee does not surrender and vacate the Sub-subleased Premises at Expiration Date of this Sublease, Sub-sublessee shall be a tenant at sufferance and the parties having agreed that the Rent shall be at a daily rate of two hundred percent (200%) of the monthly Base Rent set forth in Article 3, divided by thirty (30). In connection with the foregoing, Sub-sublessor and Sub-sublessee agree that the reasonable rental value of the Sub-subleased premises following the Expiration Date of the Sublease shall be the amounts set forth above per month. Sub-sublessor and Sub-sublessee acknowledge and agree that, under the circumstances existing as of the Effective Date, it is impracticable and/or extremely difficult to ascertain the reasonable rental value of the Sub-subleased Premises on the Expiration Date and that the reasonable rental value established herein is a reasonable estimate of the damage that Sub-sublessor would suffer as the result of the failure of Sub-sublessee to timely surrender possession of the Sub-subleased Premises. The parties acknowledge that the liquidated damages established herein is not intended as a forfeiture or penalty within the meaning of California Civil Code sections 3275 or 3369, but is intended to constitute liquidated damages to Sub-sublessor pursuant to California Civil Code sections 1671, 1676, and 1677. Notwithstanding the foregoing, and in addition to all other rights and remedies on the part of Sub-sublessor if Sub-sublessee fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Sub-sublessor accruing therefrom, Sub-sublessee shall indemnify, defend and hold Sub-sublessor harmless from all claims resulting from such failure, including, without limitation, any claims by any third parties based on such failure to surrender and any lost profits to Sub-sublessor resulting therefrom.

     11.5  Signage.  Sub-sublessee shall not place any signs on or about the
           -------
Sub-Sub-subleased Premises without Sub-sublessor's, Master Sublessor's and Master Lessor's prior written consent. All signs shall be at Sub-sublessee's sole cost and shall comply with all rules, regulations, ordinances, covenants, conditions, statutes and other laws whether federal, state, local, quasi-governmental or otherwise affecting the Sub-subleased Premises, at all times during the term hereof. Sub-sublessee acknowledges and agrees that its request for consent to signage shall be limited to signage at the Sub-subleased Premises.

     11.6  Sub-Sublessee's Access.  With respect to the access contained in
           ----------------------
Section 32 of the Master Lease, such access to the Sub-Sublessee Premises shall apply to Sub-Sublessor. Notwithstanding the foregoing, any entry by Sub-sublessor or any of its agents or representatives shall be subject to Sub-sublessee's security requirements (which the parties acknowledge will be extensive, due to the extremely sensitive and confidential nature of Sub-sublessee's business), including but not limited to, the requirement that a representative of Sub-sublessee accompany such party when in certain parts of the Sub-subleased Premises. Sub-sublessor will use its reasonable efforts to get Master Sublessor and Master Lessor to comply with such security requirements.

     11.7  Notice Periods.  Any notice or cure periods set forth in the Master
           --------------
Lease shall be reduced by one-half.

     11.8  Trash Removal Janitorial and Telephone Service.  Sub-sublessee, at
           ----------------------------------------------
Sub-sublessee's sole cost and expense, shall be responsible for its own trash removal, and janitorial and telephone services to the Sub-subleased Premises.

                                 ARTICLE 12

                            BROKER'S COMMISSIONS

     12.1  Commission.  Sub-sublessor and Sub-sublessee represent and warrant to
           ----------
each other that each has dealt with the following brokers: B.T. Commercial (Sub-sublessor's Broker) and CPS (Sub-sublessee's Broker) and with no other agent, finder, or other such person with respect to this Sub-sublease and each agrees to indemnify and hold the other harmless from any claim asserted against the other by any broker, agent, finder, or other such person not identified above as Sub-sublessor's Broker or Sub-sublessee's Broker. The Commission to the Brokers is pursuant to separate agreement.

                                 ARTICLE 13

                             HAZARDOUS MATERIALS

     13.1  Hazardous Materials.  Notwithstanding anything contained herein or in
           -------------------
the Master Lease to the contrary, Sub-Sublessee shall not store, use, or dispose of any Hazardous Material (as such is defined in the Master Lease) on, under, or about the Sub-Subleased Premises.

     13.2  Indemnity.  Sub-Sublessee shall be solely responsible for and shall
           ---------
defend, indemnify and hold Sub-Sublessor and its partners, employees and agents harmless from and against all claims, penalties, expenses and liabilities, including attorneys' and consultants' fees and costs, to the extent arising out of or caused in whole or in part, directly or indirectly, by or in connection with its storage, use, disposal or discharge of Hazardous Materials whether in violation of this section or not, or Sub-Sublessee's failure to comply with any Hazardous Materials law. Sub-Sub lessee shall further be solely responsible for and shall defend, indemnify and hold Sub-Sublessor harmless from and against any and all claims, costs and liabilities, including attorneys' and consultants' fees and costs, arising out of or in connection with the removal, cleanup, detoxification, decontamination and restoration work and materials necessary to return the Premises or the Sub-Subleased Premises to their condition existing prior to Sub-Sublessee's storage, use or disposal of the Hazardous Materials on the Premises or the Sub-Subleased Premises. For the purposes of the indemnity provisions hereof, any acts or omissions of Sub-Sublessee or by employees, agents, assignees, contractors or subcontractors of Sub-sublessee (whether or not they are negligent, intentional or unlawful) shall be strictly attributable to Sub-Sublessee. Sub-Sublessee's obligations under this section shall survive the termination of this Sub-Sublease.

     13.3  Indemnity.  Sub-sublessor represents and warrants to Sub-sublessee
           ---------
that to the best of Sub-sublessor's knowledge, without independent investigation or inquiry, as of the Commencement Date, no Hazardous Materials are present or have been released on or under the Sub-subleased Premises. Sub-sublessor shall indemnify, defend, and hold harmless Sub-sublessee harmless from any damage suffered by Sub-sublessee arising out of any release or use of any Hazardous Materials in, on or under the Sub-subleased Premises or the Building by Sub-sublessor.

                                 ARTICLE 14

                            NOTICES AND PAYMENTS

     14.1  Certified Mail.  Any notice, demand, request, consent, approval,
           --------------
submittal or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class certified mail or commercial overnight delivery service. Such notice shall be effective on the date of actual receipt (in the case of personal service or commercial overnight delivery service) or two days after deposit in the United States mail, to the following addresses:

           Sub-sublessor at:

           GWcom, Inc.
           3141 Coronado Drive
           Santa Clara, CA 95054
           (408) 567-1888

           Sub-sublessee: At the Sub-subleased Premises, whether or not Sub-sublessee has abandoned or vacated the Premises or notified the Sub-sublessor of any other address, with a copy to:

           _________________________________________________
           _________________________________________________
           _________________________________________________

                                 ARTICLE 15

                               ATTORNEYS' FEES

     15.1  Sub-sublessor Made Party to Litigation.  If Sub-sublessor becomes a
           --------------------------------------
party to any litigation brought by someone other than Sub-sublessee and concerning this Sub-sublease, the Sub-subleased Premises, or Sub-sublessee's use and occupancy of the Sub-subleased Premises to the extent, based upon any real or alleged act or omission of Sub-sublessee or its authorized representatives, Sub-sublessee shall be liable to Sub-sublessor for reasonable attorneys' fees and court costs incurred by Sub-sublessor in the litigation.

     15.2  Certain Litigation Between the Parties.  In the event any action or
           --------------------------------------
proceeding at law or in equity or any arbitration proceeding be instituted by either party, for an alleged breach of any obligation of Sub-sublessee or Sub-sublessor under this Sub-sublease, to recover rent, to terminate the tenancy of Sub-sublessee at the Sub-subleased Premises, or to enforce, protect, or establish any right or remedy of a party to this Sub-sublease Agreement, the prevailing party (by judgment or settlement) in such action proceeding shall be entitled to recover as part of such action or proceeding such reasonable attorneys' fees, expert witness fees, and court costs as may be fixed by the court or jury, but this provision shall not apply to any cross-complaint filed by anyone other than Sub-sublessor in such action or proceeding.

                                 ARTICLE 16

                                  EXHIBITS

     16.1  Exhibits and Attachments.  All exhibits and attachments to this
           ------------------------
Sub-sublease are a part hereof.

                                 ARTICLE 17

                                COUNTERPARTS

     17.1  Counterparts.  This agreement may be executed in counterparts, each
           ------------
of which shall be deemed to be an original, but such counterparts; when taken together, shall constitute but one agreement. In addition, an executed copy hereof received by facsimile transmission shall be effective as an original for all purposes.

     IN WITNESS WHEREOF, Sub-sublessor and Sub-sublessee have executed and delivered this Sub-sublease on the date first set forth above.

SUB-SUBLESSOR                           SUB-SUBLESSEE

GW COM, INC.                            ALIGN TECHNOLOGY, INC.,
a Delaware corporation                  a Delaware corporation

                                        /s/ ZIA CHISHTI
---------------------------------       -----------------------------------

By:                                     By: Zia Chishti
    -----------------------------           -------------------------------

Its:                                    Its: CEO
     ----------------------------            ------------------------------


                                        By:
                                            -------------------------------

                                        Its:
                                             ------------------------------

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